                           PURCHASE AND LOAN AGREEMENT

                                 by and between

                      FRANKLIN ELECTRONIC PUBLISHERS, INC.

                                       and

                  VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.


                               Dated May 21, 1997

                                TABLE OF CONTENTS


                                                                      Page
ARTICLE I
PURCHASE AND SALE OF ASSETS AND COMMON STOCK; LOAN TO SELLER             1
         Section 1.01      Sale of Assets                                1
         Section 1.02      Issue and Sale of Common Stock                2
         Section 1.03      Loan to Seller                                3

ARTICLE II
THE CLOSING; PURCHASE PRICE                                              4
         Section 2.01      Closing                                       4
         Section 2.02      Purchase Price; Allocation; Payment of
                           the Purchase Price and the Loan               4

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER                             5
         Section 3.01      Organization and Good Standing                5
         Section 3.02      Authority of the Seller                       5
         Section 3.03      No Default; Non-Contravention                 5
         Section 3.04      Consents and Approvals                        6
         Section 3.05      Liens                                         6
         Section 3.06      Inventory                                     6
         Section 3.07      Equipment                                     6
         Section 3.08      Sufficiency of the Assets                     7
         Section 3.09      Litigation                                    7
         Section 3.10      SEC Reports                                   7
         Section 3.11      KBK Line of Credit                            8
         Section 3.12      Ordinary Course; No Material Adverse Change   8
         Section 3.13      Purchaser Shares                              8
         Section 3.14      Disclosure                                    8
         Section 3.15      Finder's Fees                                 8

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER                          9
         Section 4.01      Organization and Good Standing                9
         Section 4.02      Authority Relative to Agreement               9
         Section 4.03      No Default; Non-Contravention                 9
         Section 4.04      Consents and Approvals                       10
         Section 4.05      Purchaser Qualification; Investment, Intent  10
         Section 4.06      Finder's Fees                                10

ARTICLE V
POST-CLOSING COVENANTS                                                  11
         Section 5.01      Borrowings of the Seller                     11
         Section 5.02      Customer Notification                        11
         Section 5.03      Transfer Taxes                               11
         Section 5.04      Post-Closing Cooperation                     11

                                       i

         Section 5.05      Software Testing                             12
         Section 5.06      Sale and Purchase of Model 5150 Returns      12
         Section 5.07      Subordination of Security Interest           12

ARTICLE VI
INDEMNIFICATION                                                         12
         Section 6.01      Indemnification by the Seller                12
         Section 6.02      Indemnification by the Purchaser             13
         Section 6.03      Termination of Indemnification               13
         Section 6.04      Procedures                                   13
         Section 6.05      Survival of Representations                  15

ARTICLE VII
MISCELLANEOUS                                                           15
         Section 7.01      Entire Agreement                             15
         Section 7.02      Notices                                      15
         Section 7.03      Successors and Assigns                       16
         Section 7.04      Governing Law                                16
         Section 7.05      Gender and Person                            16
         Section 7.06      Interpretation                               16
         Section 7.07      Confidentiality of Disclosures               18
         Section 7.08      Publicity                                    18
         Section 7.09      Consent to Jurisdiction                      19
         Section 7.10      Specific Performance                         19
         Section 7.11      Fees and Expenses                            19
         Section 7.12      Amendment                                    19
         Section 7.13      Extension; Waiver                            20
         Section 7.14      Costs of Enforcement                         20
         Section 7.15      Third Parties                                20
         Section 7.16      Counterparts                                 20

                                       ii

                                    EXHIBITS

Exhibit A                                        Form of New Promissory Note
Exhibit B                                        Form of New Security Agreement

                                    SCHEDULES

Schedule 1.01(a)(i)                              Inventory
Schedule 1.01(a)(iii)                            Equipment
Schedule 1.01(a)(iv)                             Assigned Contracts
Schedule 3.06                                    Inventory
Schedule 3.07                                    Equipment
Schedule 3.10                                    SEC Reports
Schedule 3.12                                    Ordinary Course; No Material
                                                      Adverse Change
Schedule 3.15                                    Finder's Fees
Schedule 5.06                                    Sale and Purchase of
                                                      Model 5150 Returns
Schedule 7.08                                    Publicity

                           PURCHASE AND LOAN AGREEMENT

                  PURCHASE AND LOAN AGREEMENT, dated May 21, 1997, by and between Franklin Electronic Publishers, Inc., a Pennsylvania corporation (the "Purchaser"), and Voice Powered Technology International, Inc., a California corporation (the "Seller").

                               W I T N E S E T H :

                  WHEREAS, the Seller is willing to sell, and the Purchaser is willing to purchase, on the terms and subject to the conditions hereinafter set forth, (i) all of the inventory of the Seller's IQ Voice Model 5150 Voice Pocket Organizer (the "Model 5150") and the Seller's IQ Voice Model 5160 Voice Pocket Organizer (the "Model 5160"), and all of the Seller's assets used in the manufacture and sale thereof, and (ii) 2,000,000 shares of the Seller's common stock, par value $.001 per share (the "Common Stock");

                  WHEREAS, the Purchaser is willing to loan to the Seller, and the Seller is willing to repay to the Purchaser, on the terms and subject to the conditions hereinafter set forth, an amount in cash equal to $1,200,000;

                  WHEREAS, simultaneous with the execution of this Agreement, the Purchaser and the Seller are entering into a Technology Transfer Agreement pursuant to which the Purchaser will acquire certain rights to the Seller's low power voice recognition technology known as Voice Logic(TM) technology.

                  NOW, THEREFORE, the parties agree as follows:

                                   Article 1.

          PURCHASE AND SALE OF ASSETS AND COMMON STOCK; LOAN TO SELLER

     Section 1.01 Sale of Assets. (a) The Seller agrees that at the Closing Time it will sell, transfer, convey, assign and deliver to the Purchaser, free and clear of all mortgages, charges, pledges, liens, security interests, claims, encumbrances and restrictions, of any kind or nature ("Liens"), all the Seller's right, title and interest in and to all of the Seller's:

               (i) (A) supplies, parts (including micro-controllers), spare parts and operating supplies needed to complete the manufacture of the outstanding purchase orders issued by the Seller as of the Closing Date for the Model 5150 and the Model 5160, and (B) raw materials, work-in-process, and packaging materials used in connection with the manufacture of the Model 5150 and the Model 5160, and all finished goods and other inventory of the Model 5150 and the

     Model  5160  set  forth  in   Schedule   1.01(a)(i)
     (collectively, the "Inventory");

               (ii) customer telephone numbers, customer lists, supplier lists, referral lists, purchase or customer orders, and advertising materials and data, used in the sale of the Model 5150 and the Model 5160 (collectively, the "Selling Materials"); provided, however, that if the Seller uses any of the Selling Materials for additional business purposes other than in connection with the Model 5150 or the Model 5160, the Seller shall be permitted to retain and use a copy of such Selling Materials;

               (iii)tangible personal property and interests therein,  including all machinery, equipment, computer hardware and software and all other tangible assets and properties of the Seller, used in the manufacture and tooling of the Model 5150 and the Model 5160, and all hardware-related deliverables, software-related deliverables and marketing deliverables set forth in Schedule 1.01(a)(iii) (collectively, the "Equipment");

               (iv) all outstanding contracts, licenses, permits, leases and commitments (including purchase orders and sales orders) to which the Seller is a party or by which the Seller is bound that are listed in
          Schedule 1.01(a)(iv) that arise primarily out of the manufacture or sale of the Model 5150 and the Model 5160, together with all prepayments received by the Seller therefrom (collectively, the "Assigned Contracts"); and

               (v) all rights, claims and credits to the extent relating to any Assumed Liabilities (as defined in Section 1.01(b)), the Inventory, the Selling Material, the Equipment and the Assigned Contracts
          (collectively, the "Rights and Claims"). The Rights and Claims, Inventory, Selling Material, Equipment and Assigned Contracts shall collectively be referred to herein as the "Assets."

          (b) Assumed Liabilities. The Purchaser shall assume, effective as of the Closing Date, and from and after the Closing Date, the Purchaser shall pay, perform and discharge when due, all of the Seller's liabilities, obligations and commitments under the Assigned Contracts (the "Assumed Liabilities"). Other than the Assumed Liabilities, the Purchaser shall not assume any liabilities or obligations of the Seller of any kind, character or description, whether known or unknown, direct or indirect, absolute or contingent, in connection with the Purchaser's purchase of the Assets or otherwise (the "Excluded Liabilities").

          (c) Consents of Third Parties. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention thereof, would be ineffective with respect to any party thereto or would in any way adversely affect the rights of the Seller or, upon transfer, the Purchaser thereunder; and any transfer or assignment by the Seller to, or any assumption by, the Purchaser of any interest in, or liability, obligation or commitment under, any such Asset that requires the consent of a third party shall be made subject to such consent being obtained. To the extent any Assigned Contract may not be assigned to the Purchaser by reason of the absence of any such consent, the Purchaser shall not be required to assume any Assumed Liabilities arising under such Assigned Contract. If any such consent is not obtained prior to the Closing, the Seller and the Purchaser shall cooperate (at the Seller's own expense) in any lawful and reasonable arrangement reasonably proposed by the Purchaser under which the Purchaser shall obtain the economic claims, rights and benefits under the asset, claim or right with respect to which the consent has not been obtained in accordance with this Agreement, including subcontracting, sublicensing or subleasing to the Purchaser and enforcement of any and all rights of the Seller against the other party thereto arising out of a breach or cancellation thereof by the other party.

          (d) Transfer Documents. The sale, transfer, conveyance, assignment and delivery by the Seller to the Purchaser of the Assets shall be effected on the Closing Date by deliveries by the Seller to the Purchaser of (i) all assignments, bills of sale and other instruments of conveyance as the Purchaser may reasonably request, in form and substance reasonably satisfactory to the Purchaser and its counsel, and (ii) all other documents and instruments required to be delivered by the Seller under the terms of this Agreement.

          (e) Bulk Transfer Laws. The Purchaser hereby waives compliance by the Seller with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Assets to the Purchaser.

     Section 1.02 Issue and Sale of Common Stock. At the Closing Time, the Seller shall issue and sell to the Purchaser 2,000,000 shares of Common Stock (the "Purchaser Shares"), free and clear of all Liens, by delivering to the Purchaser a stock certificate representing the Purchaser Shares.

     Section 1.03 Loan to the Seller. At the Closing Time, (i) the Purchaser shall make a cash loan to the Seller in an amount equal to $1,200,000 (the "Loan") and shall cancel the $500,000 Promissory Note, dated March 10, 1997, executed by the Seller in favor of the Purchaser (the "Old Promissory Note"),
(ii) the Seller shall execute a new Promissory Note in favor of the Purchaser in the form attached hereto as Exhibit A (the "New Promissory Note") in an amount equal to $1,708,750, which amount represents the Loan plus the $500,000 loan made by the Purchaser to the Seller on March 10, 1997, plus $8,750 of accrued and unpaid interest on the Old Promissory Note through the Closing Date, and
(iii) the Security Agreement, dated March 10, 1997, entered into by the Purchaser and the Seller, shall be terminated, and the Purchaser and the Seller shall each execute a new Security Agreement in the form attached hereto as Exhibit B (the "New Security Agreement").

                                   Article 2.

                           THE CLOSING; PURCHASE PRICE

     Section 2.01 Closing. The closing (the "Closing") of the transactions contemplated by Article I shall take place at 1:00 p.m., local time, on the date of this Agreement, via facsimile and wire transfer. Hereinafter, the date on which the Closing shall take place is referred to as the "Closing Date" and the time on the Closing Date when the Closing shall take place is referred to as the "Closing Time."

     Section 2.02 Purchase Price; Allocation; Payment of the Purchase Price and the Loan.

          (a) The aggregate purchase price (the "Purchase Price") for the Assets and the Purchaser Shares shall be $585,000.

          (b) The Purchase Price shall be allocated as follows: (i) $156,366.94 for the Inventory, (ii) $278,633.06 for the Selling Materials and the Equipment, and (iii) $150,000 for the Purchaser Shares.

          (c) At the Closing Time, the Purchaser shall deliver to the Seller payment, by wire transfer to a bank account designated in writing by the Seller at least two business days prior to the Closing Date, in immediately available funds in an amount equal to $1,635,000, which amount represents
     (i) the Loan and (ii) payment of $435,000 on account of the Purchase Price.

          (d) The Purchaser shall pay to the Seller (i) $100,000 on account of the Purchase Price within three days after the date on which the Purchaser shall be reasonably satisfied that the Read-Only-Memory ("ROM") images (the "Images") generated by the Purchaser using the software source codes for the Model 5150 and the Model 5160 match the Seller's latest production of ROM images for the Model 5150 and the Model 5160, respectively, as transmitted directly from Panasonic to the Purchaser, which procedure is commonly known in the industry as performing a "diff," and (ii) $50,000 on account of the Purchase Price within three days after the date on which the Purchaser shall be satisfied that the Images, when executed in the hardware platforms of the Purchaser that correspond to the hardware platforms for the Model 5150 and the Model 5160, function identically to the Seller's latest versions of the Model 5150 and the Model 5160. Payments under this clause (d) shall be made to the Seller by wire transfer to a bank account designated in writing by the Seller.




                                   Article 3.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Purchaser that:

     Section 3.01 Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and it has the corporate power and authority to own or lease all of the properties and assets owned or leased by it and to carry on its business as it is now being conducted. The Seller has heretofore delivered to the Purchaser true and complete copies of its Certificate of Incorporation and By-laws, each as currently in effect.

     Section 3.02 Authority of the Seller. The Seller has the corporate power to execute and deliver this Agreement and all other documents hereby contemplated, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. The execution, delivery and performance of, and consummation of the transactions contemplated by this Agreement and all other documents hereby contemplated have been duly authorized by the Seller's Board of Directors, and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and all other documents hereby contemplated to be executed by the Seller constitute legal, valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms, except as they may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and by the application of equitable principles whether in a suit at law or in equity.

     Section 3.03 No Default; Non-Contravention. The Seller is not in violation of any term of its Certificate of Incorporation or its By-laws. Neither the execution and delivery of this Agreement and all other documents hereby contemplated nor the consummation of the transactions hereby contemplated shall
(i) constitute any violation or breach of the Certificate of Incorporation or the By-laws of the Seller; (ii) constitute a default under or a breach of, or result in acceleration of any obligation under, any provision of any contract, lease, mortgage or other instrument to which the Seller or any of its subsidiaries is a party or by which any of their assets may be affected or secured, which default, breach or acceleration has not been waived; (iii) violate any judgment, order, writ, injunction, decree, statute, rule or regulation affecting the Seller or any of its assets; (iv) result in the creation of any Lien on any of the assets or properties of the Seller; or (v) result in the termination of any license, franchise, lease or permit to which the Seller is a party or by which it is bound, except in the case of those items specified in clause (ii), (iii), (iv) or (v) above which would not, individually or in the aggregate, limit the Seller's ability to consummate the transactions hereby contemplated or have a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of the Seller and its subsidiaries, taken as a whole (a "Seller Material Adverse Effect").

     Section 3.04 Consents and Approvals. No authorization, approval, order, license, permit, franchise or consent, and no registration, declaration, notice or filing by or with any federal, state, local or foreign governmental authority or regulatory body, any subdivision, agency, commission or authority thereof (including, without limitation, environmental protection, planning and zoning), or any quasi-governmental or private body exercising any regulatory authority thereunder and any person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal (each of the foregoing is referred to herein as a "Governmental Body") or the Seller is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     Section 3.05 Liens. The Seller has good and marketable title, free and clear of all Liens, to all of the Assets, and the delivery to the Purchaser of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in the Purchaser, free and clear of all Liens.

     Section 3.06 Inventory. Except as specifically set forth in Schedule 1.01(a)(i) hereto, the Inventory is generally of a quality and quantity usable and salable at customary gross margins consistent in all material respects with past practice in the ordinary course of the Seller's business, and is merchantable and fit for the purpose for which it was intended. The Inventory is located at the location(s) set forth in Schedule 3.06.

     Section 3.07 Equipment. To the Seller's knowledge, each item of Equipment is in good working order (ordinary wear and tear excepted), is free from any material defect and has been maintained in all material respects in accordance with the past practice of the business of the Seller and generally accepted industry practice, and no repairs, replacements or regularly scheduled maintenance relating to any such item has been deferred. The Equipment is located at the location(s) set forth in Schedule 3.07.

     Section 3.08 Sufficiency of the Assets. The Assets to be sold, transferred, conveyed and assigned to the Purchaser pursuant to this Agreement are sufficient for the manufacture and sale of the Model 5150 and the Model 5160 immediately following the Closing in substantially the same manner in which they are currently being manufactured and sold.

     Section 3.09 Litigation.

          (a) There is no claim, suit, action, proceeding, audit or investigation pending or threatened, involving or affecting the Assets, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding involving or affecting the Assets, or which seeks to or may materially adversely affect the ability of the Seller or the Purchaser to consummate any of the transactions contemplated hereby.

          (b) Neither the Seller nor any of its subsidiaries is in default under or with respect to any judgment, writ, injunction, order or decree of any court, any arbitrator or arbitration tribunal or any governmental authority, agency or other instrumentality, domestic or foreign, involving or affecting the Assets.

     Section 3.10 SEC Reports. Except as set forth in Schedule 3.10 hereto, the Seller has filed with the Securities and Exchange Commission (the "Commission") all reports, registration statements, definitive proxy statements and other documents, including any amendments thereto and supplements thereof, required to be filed by it with the Commission (the "SEC Reports") since the effectiveness of the registration statement relating to its initial public offering in October 1992, all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder. Except as disclosed in Schedule
3.10 hereto, as of their respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the SEC Reports of the Seller, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets (including the related notes) included in the SEC Reports of the Seller fairly presents the consolidated financial position of the

Seller as of the respective  dates  thereof,  and the
other related financial statements (including the related notes) included therein fairly presented the consolidated results of operations and changes in financial position of the Seller for the respective periods indicated, except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal recurring accruals. Each of the financial statements (including the related notes) included in the SEC Reports of the Seller has been prepared in accordance with United States generally accepted accounting principles, except as otherwise noted therein or, in the case of the unaudited financial statements, as permitted by the applicable rules and regulations of the Commission.

     Section 3.11 KBK Line of Credit. As of the date hereof, the Seller's borrowings under the Seller's line of credit with KBK Financial Inc. ("KBK") are not in excess of $3,000,000.

     Section 3.12 Ordinary Course; No Material Adverse Change. Except as set forth in Schedule 3.12 hereto and other than as permitted by this Agreement, since December 31, 1996, the Seller has conducted its business in the ordinary and regular course thereof and there has not been (i) any material adverse change in the business, assets, prospects, financial condition or results of operations of the Seller, (ii) any damage, destruction or loss, whether or not covered by insurance, which has had a Seller Material Adverse Effect or (iii) any event or condition of any character whatsoever the occurrence of which affects or threatens to affect, the business, assets, prospects, financial condition or results of operations of the Seller.

     Section  3.13  Purchaser  Shares.  The  Purchaser  Shares  have  been  duly authorized and, when issued, will be validly issued, fully paid and nonassessable and will, as delivered, be owned of record and beneficially by the Purchaser, free and clear of any and all Liens.

     Section 3.14 Disclosure. No representation or warranty of the Seller contained in this Agreement, and no statement contained in any document, certificate or Schedule furnished or to be furnished by or on behalf of the Seller to the Purchaser or any of its representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or Schedule.

     Section 3.15 Finder's Fees. Except as set forth in Schedule 3.15 hereto, the Seller has not incurred any liability for finder's or brokerage fees or agent's commissions in connection with this Agreement or the transactions hereby contemplated.




                                   Article 4.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Seller that:

     Section 4.01 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and it has the corporate power and authority to own or lease all of the properties and assets owned or leased by it and to carry on its business as it is now being conducted.

     Section 4.02 Authority Relative to Agreement. The Purchaser has the corporate power to execute and deliver this Agreement and all other documents hereby contemplated, and to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. The execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement and all other documents hereby contemplated to be executed by the Purchaser has been duly authorized by the Board of Directors of the Purchaser. This Agreement and all other documents hereby contemplated to be executed by the Purchaser constitute, legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms, except as they may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and by the application of equitable principles whether in a suit at law or in equity.

     Section 4.03 No Default; Non-Contravention. The Purchaser is not in violation of any term of its Certificate of Incorporation or its By-laws. Neither the execution and delivery of this Agreement and all other documents hereby contemplated nor the consummation of the transactions hereby contemplated shall (i) constitute any violation or breach of the Certificate of Incorporation or By-laws of the Purchaser; (ii) constitute a default under or a breach of, or result in acceleration of any obligation under, any provision of any contract, lease, mortgage or other instrument to which it is a party or by which any of its assets may be affected or secured, which default, breach or acceleration has not been waived; (iii) violate any judgment, order, writ, injunction, decree, statute, rule or regulation affecting the Purchaser or any of its respective assets; (iv) result in the creation of any Lien on any of the assets or properties of the Purchaser; or (v) result in the termination of any license, franchise, lease or permit to which the Purchaser is a party or by which it is
bound, except in the case of those items specified in clause (ii), (iii), (iv) or (v) above which would not, individually or in the aggregate, limit the Purchaser's ability to consummate the transactions hereby contemplated or have a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of the Purchaser and its subsidiaries, taken as a whole (a "Purchaser Material Adverse Effect").

     Section 4.04 Consents and Approvals. No authorization, approval, order, license, permit, franchise or consent, and no registration, declaration, notice or filing by or with any domestic or foreign Governmental Body or the Purchaser is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Section 4.05 Purchaser Qualification; Investment Intent.

          (a) The Purchaser is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act).

          (b) The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Purchaser Shares.

          (c) The Purchaser is able to bear the economic risks of the investment in the Purchaser Shares contemplated hereby and consequently, without limiting the generality of the foregoing, the Purchaser is able to hold such Purchaser Shares for an indefinite period of time.

          (d) The Purchaser is acquiring the Purchaser Shares for its own account for investment and not with a view to the distribution or resale thereof and the Purchaser has no present intention of selling such Purchaser Shares.

          (e) The Purchaser is aware that the Purchaser Shares to be received by the Purchaser have not been registered under the Securities Act, or under the securities laws of any state, and, therefore, cannot be sold unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from registration is available, and that the stock certificate to be issued to the Purchaser representing the Purchaser Shares will bear a legend to that effect, and further that only the Seller can take action to so register the Purchaser Shares.

     Section 4.06 Finder's Fees. The Purchaser has not incurred any liability for finder's or brokerage fees or agent's commissions in connection with this Agreement or the transactions hereby contemplated.




                                   Article 5.

                             POST-CLOSING COVENANTS

     Section 5.01 Borrowings of the Seller. After the Closing Time and continuing through the date on which the principal amount of the New Promissory Note and the interest accrued thereon is paid in full, the Seller shall not, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, incur or assume any indebtedness whatsoever for borrowed money in excess of $3,000,000 (including existing borrowings).

     Section 5.02 Customer Notification. Within three days after the Closing Date, the Seller and the Purchaser shall send to all current customers of the Seller a letter of notification mutually acceptable to the Seller and the Purchaser regarding the sale of the Assets.

     Section 5.03 Transfer Taxes. All liabilities, obligations and commitments for transfer, documentary, sales, use, registration, value-added and other similar taxes and related amounts (including any penalties, interest and additions to such taxes) incurred in California in connection with this Agreement and the other transactions contemplated hereby ("Transfer Taxes") and any filing or recording fees applicable to the conveyance and transfer of the Assets and the Purchaser Shares shall be paid by the Seller. Each party shall use reasonable efforts to avail itself of any available exemptions from any such taxes or fees, and to cooperate with the other party in providing any information and documentation that may be necessary to obtain such exemptions.

     Section 5.04 Post-Closing Cooperation. The Seller shall as promptly as practicable after the Closing Date, furnish or cause to be furnished to the Purchaser or its employees or agents, (i) the software source codes for the Model 5150 and the Model 5160 and (ii) such information, assistance, and additional deliverables as may be reasonably requested by the Purchaser to assist the Purchaser in building and testing the Images. For a period of one year from and after the Closing Date, the Seller shall, as promptly as practicable, furnish or cause to be furnished to the Purchaser, all information and records relating to the Assets (including updated telephone numbers, customer lists, supplier lists, referral lists, and purchase or customer orders) received by or furnished to the Seller after the Closing.

     Section 5.05 Software Testing. As promptly as shall be practicable after the Closing, the Purchaser shall generate and test the Images.

     Section  5.06 Sale and Purchase of Model 5150  Returns.

          (a) On or prior to September 30, 1997, the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, free and clear of all Liens, up to the maximum amount of Model 5150 units from each retail customer specified in Schedule 5.06 hereto, which Model 5150 units were sold by the Seller prior to the Closing Date and returned to the Seller by such customers after the Closing Date and before September 30, 1997 (the "Returned Model 5150's").

          (b) The Returned Model 5150's shall be generally of a quality and quantity usable and salable as new product, and shall be merchantable and fit for the purpose for which they were intended.

          (c) The Seller shall sell the first 1,200 Returned Model 5150's to the Purchaser for no consideration. Thereafter, the purchase price for each Returned Model 5150 shall be $22.43. If the aggregate number of Returned Model 5150's is greater than 1,200, the Purchaser shall pay to the Seller an amount equal to the product of (i) the aggregate number of Returned Model 5150's, less 1,200, and (ii) $22.43. Such payment shall be made within two business days following the Purchaser's receipt of the Returned Model 5150's, and shall be made by wire transfer to a bank account designated in writing by the Seller.

     Section 5.07 Subordination of Security Interest. If the Seller terminates its Account Transfer Agreement with KBK after the Closing Date and thereafter enters into a substantially similar agreement with a third party, the Purchaser shall agree to subordinate its security interest in the Seller's accounts receivable and inventory in substantially the same manner that the Purchaser has subordinated its security interest in such accounts receivable and inventory to KBK under the Release of Security Interest and Subordination Agreement, dated as of the date hereof, entered into between the Purchaser and KBK.

                                   Article 6.

                                 INDEMNIFICATION

     Section 6.01 Indemnification by the Seller. The Seller shall indemnify the Purchaser and its affiliates and each of their respective officers, directors, employees, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("Losses"), arising from, relating to or otherwise in respect of (i) any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or any document delivered pursuant hereto,
(ii) the failure to comply with statutory provisions relating to bulk sales and transfers, if applicable, (iii) any Excluded Liability, and (iv) any claim made by Everen Securities, Inc. against the Purchaser arising out of or related to the letter agreement, dated May 2, 1996, between the Seller and Everen Securities, Inc.

     Section 6.02 Indemnification by the Purchaser. The Purchaser shall indemnify the Seller, its affiliates and their respective officers, directors, employees, agents and representatives against, and agrees to hold them harmless from, any Loss, for or on account of or arising from, relating to or otherwise in respect of any (i) breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement or any document delivered pursuant hereto, and (ii) any failure of the Purchaser to pay, perform or discharge any Assumed Liability in accordance with the terms thereof.

     Section 6.03 Termination of Indemnification. The obligations to indemnify and hold harmless any party, pursuant to Section 6.01 or 6.02, shall terminate when the applicable representation or warranty terminates pursuant to Section 6.05; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim pursuant to Section
6.04 to the party to be providing the indemnification.

     Section 6.04 Procedures. (a) If either party hereto believes that such party has suffered or incurred any Losses pursuant to Section 6.01 or Section
6.02 (hereinafter the "Indemnified Person" and the persons providing indemnification shall be the "Indemnifying Person"), such Indemnified Person shall so notify the Indemnifying Person promptly in writing (i) describing such Losses, (ii) the amount thereof, if known, (iii) any complaints, subpoena or other documents served against the Indemnified Person in connection with such Losses, (iv) in reasonable specificity, whether in the judgment of the Indemnified Person the claim is only for money Losses and does not have a continuing effect on the business of the Indemnified Person, and (v) the method of computation of such Losses. Promptly after receipt by an Indemnified Person of notice of the commencement of any action by any third party, such Indemnified Person shall, if a claim in respect thereof is to be made against the
Indemnifying Person, notify the Indemnifying Person in writing of the commencement thereof (but the failure so to notify an Indemnifying Person shall not relieve such Indemnifying Person from any liability which it may have under this Article VII except to the extent that such Indemnifying Person has been prejudiced in any material respect by such failure or from any liability which it might otherwise have).

          (b) Subject to paragraph (c) below, in the case of any third party claim, action or suit as to which indemnification is sought by an Indemnified Person, the Indemnifying Person shall have 15 business days after receipt of the notice referred to in paragraph (a) above to notify the Indemnified Person that it elects to conduct and control such action or suit. If the Indemnifying Person does not give the foregoing notice, the Indemnified Person shall have the right to defend, contest, settle or compromise such action or suit in the exercise of its exclusive discretion, and the Indemnifying Person shall, upon request from any Indemnified
     Person, promptly pay to such Indemnified Person in accordance with the other terms of this Article VII the amount of any Losses. If the Indemnifying Person gives the foregoing notice, the Indemnifying Person shall have the right to undertake, conduct and control, through counsel of its own choosing and at the sole expense of the Indemnifying Person, the conduct and settlement of such action or suit, and the Indemnified Person shall cooperate with the Indemnifying Person in connection therewith; provided, that (i) the Indemnifying Person shall permit the Indemnified Person to participate in such conduct or settlement through counsel chosen by the Indemnified Person, but the fees and expenses of such counsel shall be borne by the Indemnified Person and (ii) the Indemnifying Person shall agree promptly to reimburse the Indemnified Person for the full amount of any Losses resulting from such action or suit, except fees and expenses of counsel for the Indemnified Person incurred after the assumption of the conduct and control of such action or suit by the Indemnifying Person. So long as the Indemnifying Person is contesting any such action or suit in good faith, the Indemnified Person shall not pay or settle any such action or suit.

          (c) In the case of any third party claim, action or suit as to which indemnification is sought by an Indemnified Person which involves a claim for Losses other than money Losses together with money Losses or involves a claim solely for such other Losses and, in either case, could have a continuing effect on the business of the Indemnified Person, the Indemnified Person shall have the right to conduct and control, through counsel of its choosing, such claim, action or suit. The Indemnified Person shall permit the Indemnifying Person to participate in the defense of any such action or suit through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the Indemnifying Person. The Indemnified Person may compromise or settle any such claim, action or suit; provided, that, any compromise or settlement with respect to a claim for money Losses effected after the Indemnifying Person, by notice to the Indemnified Person, shall have reasonably disapproved in its reasonable judgment such compromise or settlement shall discharge the Indemnifying Person from liability with respect to the subject matter thereof, and no amount in respect thereof shall be claimed as Losses.

     Section 6.05 Survival of Representations. All representations and warranties in Article III and Article IV shall survive the Closing for a period of three years following the Closing Date. This Section 6.05 shall not limit the covenants of the parties contained in Article V and Article VI which by their terms contemplate performance after the Closing Date.

                                   Article 7.

                                  MISCELLANEOUS

     Section 7.01 Entire Agreement. All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, among the parties hereto as to the subject matter hereof, are merged into this Agreement. This Agreement, together with all agreements, Schedules, Exhibits, documents and other instruments to be attached hereto or delivered hereunder sets forth the entire understanding between the parties, and there are no terms, conditions, representations, warranties or covenants other than those contained herein and in such agreements, Schedules, Exhibits, documents and other instruments to be attached hereto or delivered hereunder.

     Section 7.02 Notices. (a) All notices, consents, demands or other communications required or permitted to be given pursuant to the Agreement shall be in writing and shall be deemed sufficiently given on (i) the day on which delivered personally or by telecopy (with prompt confirmation by mail) during a business day to the appropriate location listed as the address below, (ii) three business days after the posting thereof by United States registered or certified first class mail, return receipt requested with postage and fees prepaid, or
(iii) one  business  day after  deposit  thereof for  overnight  delivery.  Such notices, consents, demands or other communications shall be addressed respectively:

                  As to the Seller:         Voice Powered Technology
                                             International, Inc.
                                            18425 Burbank Blvd.
                                                  Suite 508
                                            Tarzana, California 91356
                                            Attn: Mitchell Rubin,
                                                  Chief Financial Officer
                                            Telecopy No.:  (818) 757-1109

                  with a copy to:           Cox, Castle & Nicholson LLP
                                            2049 Century Park East, 28th Floor
                                            Los Angeles, California  90067-3284
                                            Attn:  Samuel H. Gruenbaum, Esq.

                                           Telecopy No.:  (212) 277-7889

                  As to the Purchaser:      Franklin Electronic
                                              Publishers, Inc.
                                            One Franklin Plaza
                                            Burlington, New Jersey  08016-4907
                                            Attn:  Gregory J. Winsky,
                                                   Senior Vice President
                                            Telecopy No.:  (609) 387-2666

                  with a copy to:           Rosenman & Colin LLP
                                            575 Madison Avenue
                                            New York, New York  10022
                                            Attn:  Edward H. Cohen, Esq.
                                            Telecopy No.:  (212) 940-8776

or to any other address or telecopy number which such party may have subsequently communicated to the other parties in writing.

          (b) Except as otherwise provided in this Agreement, any notice, consent, demand or other communication given hereunder may be signed on behalf of a party by any duly authorized representative of that party.

     Section 7.03 Successors and Assigns. Each and every representation, warranty, covenant, agreement, indemnification, and provision of the Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Any purported assignment in violation of this Agreement shall be void.

     Section 7.04 Governing Law. This Agreement and any other agreement entered into in connection herewith shall be governed by, and construed under and in accordance with, the laws of the State of New Jersey without giving effect to the conflict of laws principles thereof.

     Section 7.05 Gender and Person. Wherever the context so requires, the masculine pronoun shall include the feminine and the neuter, and the singular shall include the plural.

     Section 7.06 Interpretation. (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

          (b) For all purposes hereof:

          "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          "consent" means, with respect to any party, the consent, approval, license, permit, order or authorization of such party.

          "including" means including, without limitation.

          "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

          "subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

          (c) The following terms are defined in this Agreement in the Sections set forth below:


Term                                                    Section

Accredited Investor                                     4.05
Assets                                                  1.01
Assigned Contracts                                      1.01
Assumed Liabilities                                     1.01
Bulk Transfer Law                                       6.02
Closing                                                 2.01
Closing Date                                            2.01
Closing Time                                            2.01
Commission                                              3.10
Common Stock                                            Recitals
Equipment                                               1.01
Exchange Act                                            3.10
Excluded Liabilities                                    1.01
Governmental Body                                       3.04
Images                                                  2.02
Indemnified Person                                      6.04
Indemnifying Person                                     6.04
Inventory                                               1.01
KBK                                                     3.10
Liens                                                   1.01

Loan                                                    1.03
Losses                                                  6.01
Model 5150                                              Recitals
Model 5160                                              Recitals
New Promissory Note                                     1.03
New Security Agreement                                  1.03
Old Promissory Note                                     1.03
Purchase Price                                          2.02
Purchaser                                               Introductory Paragraph
Purchaser Material Adverse Effect                       4.03
Purchaser Shares                                        1.02
Representatives                                         6.07
Returned Model 5150's                                   5.06
Rights and Claims                                       1.01
ROM                                                     2.02
Securities Act                                          3.10
SEC Reports                                             3.10
Seller                                                  Introductory Paragraph
Seller Material Adverse Effect                          3.03
Selling Materials                                       1.01
Transfer Taxes                                          5.03


     Section 7.07 Confidentiality of Disclosures. Any corporate information, records, documents, descriptions or other disclosures of whatsoever nature or kind, including all information relating to the Assets, made or disclosed by any of the parties to any of the other parties, or to any of their officers, directors, employees or legal or financial advisors ("Representatives"), or learned or discovered by such other party or by any Representative thereof in the course of the investigations pursuant to the consummation of the transactions contemplated by this Agreement (whether prior to or after the date of the execution of this Agreement) and not known by or available to the public at large, shall be received in confidence and none of the parties nor any such Representative shall disclose or make use of such information or authorize anyone else to disclose or make use thereof without the written consent of the other relevant parties hereto, except (a) as necessary to consummate the transactions contemplated hereby, (b) as necessary in consultation with lawyers, accountants and advisors, or (c) as compelled by judicial or administrative process or by other requirements of applicable law including any disclosure under federal securities laws; provided, however, that in the case of any disclosure contemplated pursuant to this clause (c), the party seeking to disclose such information shall give the other party or parties reasonable prior written notice thereof in order to afford such other party or parties reasonable opportunity to seek a protective order or other limitation under such disclosure.

     Section 7.08 Publicity. Any communications and notices to third parties and all other publicity concerning the transactions contemplated by this Agreement (other than governmental or regulatory filings) shall be planned and coordinated by and among each of the parties. Unless required by applicable law, none of the parties shall disseminate or make public or cause to be disseminated or made public any information regarding the transactions contemplated hereunder without the prior written approval of the other parties, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the Purchaser hereby acknowledges that the Seller has communicated the terms of the transactions contemplated hereby to the parties listed on Schedule 7.08 hereto and consents to the Seller's publication of the proposed press release included in Schedule 7.08 hereto.

     Section 7.09 Consent to Jurisdiction. With respect to any claim arising out of this Agreement, the Purchaser and the Seller irrevocably submit to the jurisdiction of the courts of the State of New Jersey and the United States District Court in the District of New Jersey (and of the appropriate appellate courts thereof). In addition, both parties irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement brought in such courts, irrevocably waive any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waive the right to object with respect to such claim, action, suit or proceeding brought in any such court, that such court does not have jurisdiction over him or it, as the case may be, or any other party hereto. The Purchaser and the Seller hereby agree that process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the State of New Jersey, provided that notice thereof is provided pursuant to the provisions of
Section 7.02 hereof.

     Section 7.10 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 7.11 Fees and Expenses. Except as otherwise set forth herein, all costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

     Section 7.12 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.13 Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     Section 7.14 Costs of Enforcement. Except as otherwise set forth herein, the prevailing party in any proceeding brought to enforce any provision of the Agreement shall be entitled to recover the reasonable fees and costs of its counsel, plus all other costs of such proceeding.

     Section 7.15 Third Parties. Other than the parties hereto, no person shall have any rights under or to enforce any provision of this Agreement.

     Section 7.16 Counterparts. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                        FRANKLIN ELECTRONIC
                                          PUBLISHERS, INC.


                                        By  /s/  Gregory Winsky
                                      Name: Gregory Winsky
                                     Title: Vice President


                                         VOICE POWERED TECHNOLOGY
                                           INTERNATIONAL, INC.


                                        By  /s/ Mitchell Rubin
                                      Name: Mitchell Rubin
                                     Title: President

                                    EXHIBIT A

                           Form of New Promissory Note

                                    Exhibit A


                                 PROMISSORY NOTE


$1,708,750.00                 Burlington, New Jersey                May 21, 1997

                  FOR VALUE RECEIVED, VOICE POWERED TECHNOLOGY INTERNATIONAL INC., a California corporation (such corporation and any successor entity by merger, consolidation, sale or exchange of all or substantially all of its assets, or otherwise is hereinafter referred to as the "Company"), hereby promises to pay to FRANKLIN ELECTRONIC PUBLISHERS, INC., a Pennsylvania corporation (together with any successor or assignees, the "Holder"), the principal amount of ONE MILLION SEVEN HUNDRED EIGHT THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($1,708,750.00) in lawful money of the United States of America, payable in four annual installments on April 30 of each year, commencing April 30, 1998 and ending on April 30, 2001. The first three installments shall each be in the amount of $400,000. The last installment shall be in the amount of $508,750, provided, however, that the last such installment shall be in the amount necessary to repay in full the outstanding principal and interest accrued hereunder.

                  The following additional terms shall apply to this Note:

                  1. Interest. Interest shall accrue on the outstanding principal balance of this Note at a rate of 10% per annum from the date hereof to (and including) the date on which the principal balance hereof is paid in full, and shall be payable monthly on the 30th day of each month, commencing May 30, 1997 and continuing through and including April 30, 2001. Interest under this Note shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

                  2. Payment not on a Business Day. If any payment on this Note shall become due on a Saturday, Sunday or a public holiday under the laws of the United States of America, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

                  3. Prepayment. This Note may be prepaid, in whole or in part, at any time or from time to time, without premium or penalty, but with accrued but unpaid interest through the date of prepayment. All amounts paid hereunder shall be applied first to accrued interest on the principal balance of this Note, and then to the principal balance of this Note.

                  4. Surrender of Note; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note pursuant to Section 3, the Holder at its option may require the Company to make and deliver, at the expense of the Company (other than for transfer taxes, if any), upon surrender of this Note, a new Note payable to such holder for the principal amount then remaining unpaid, dated as of the date of this Note, or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid. The Company may, as a condition of payment of all or any of the principal or interest on this Note, require the holder to present this Note for notation of such payment and, if this Note is to be paid in full, require the surrender hereof.

                  5. Events of Default. For purposes hereof, the occurrence of any of following events shall constitute an "Event of Default":

     Failure to make any payment of principal under this Note when such payment becomes due and payable and such failure shall continue for a period of one business day after written notice thereof by the Holder to the Company, or the failure to make any payment of interest under this Note within ten days of the date when such payment becomes due and payable;

     With respect to the Purchase and Loan Agreement (the "Purchase and Loan Agreement") entered into between the Company and the Holder on the date hereof,
(i) upon the breach or nonperformance of any of the Company's obligations or covenants contained in Sections 1.01, 5.01, 5.04 or 6.01 thereof, (ii) upon a material breach or the material nonperformance of any of the Company's obligations or covenants contained in Sections 5.02 or 5.03 thereof, (iii) upon a breach of the representations and warranties contained in Sections 3.05 or
3.13 thereof, or (iv) upon a material breach of any of the other representations and warranties contained in Article III thereof; which breach or nonperformance, with respect to the preceding clauses (i), (ii), (iii) and (iv), is not curable or, if curable, is not cured (A) with respect to Sections 1.01, 3.06, 3.07, 3.08, 5.02, 5.04 and 6.01, within ten days after written notice of such breach or nonperformance is given by the Holder to the Company and (B) with respect to Sections 5.01, 5.03, 5.06 and the Sections of Article III not listed in the preceding subclause (A), within the earlier of (x) ten days after written notice of such breach or nonperformance is given by the Holder to the Company and (y) 20 days after such breach or nonperformance regardless of notice.

     With respect to the Technology Transfer Agreement (the "Technology Transfer Agreement") entered into between the Company and the Holder on the date hereof,
(i) upon the breach or nonperformance of any of the Company's obligations or covenants under Sections 1, 2, 4.3, 6, 7, 8 and 10 thereof,

(ii) upon a material breach of any of the Company's representations and warranties contained in Section 5 thereof, or (iii) upon a material breach or the material nonperformance of any of the Company's obligations or covenants under Sections 9 and 11 thereof; which breach or nonperformance, with respect to the preceding clauses (i), (ii) and (iii), is not curable or, if curable, is not cured (A) with respect to Section 4.3, within one business day after written notice of such breach or nonperformance is given by the Holder to the Company,
(B) with respect to Sections 5.4, 8 and 10, within ten days after written notice of such breach or nonperformance is given by the Holder to the Company, and (C) with respect to Sections 1, 2, 5.1 through 5.3 and 5.5 through 5.9, 6, 7, and 9, within the earlier of (x) ten days after written notice of such breach or nonperformance is given by the Holder to the Company and (y) 20 days after such breach or nonperformance regardless of notice.

     Upon (i) the Company's failure to pay any material indebtedness for borrowed money or the Company's material default under any other obligation (monetary or otherwise) owing by it to any third party, when due, which non-payment or default is not cured within any applicable grace period or waived, or (ii) the occurrence of any "Event of Default" (as defined in any promissory note or other instrument of indebtedness to which the Company is a party or by which the Company is bound) by or with respect to the Company, which default is not cured within any applicable grace period or waived;

     Any material asset of the Company shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of the Company, or any person other than the Company shall apply for the appointment of a receiver, trustee or custodian for any material asset of the Company, and such application or proceeding shall remain unstayed or undismissed for 50 days;

     A case or proceeding shall have been commenced against the Company in a court having competent jurisdiction seeking a decree or order in respect of the Company (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or of any of its properties, or (iii) ordering the winding-up or liquidation of the affairs of the Company, and such case or proceeding shall remain undismissed or unstayed for 45 days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

     The Company shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or of any of its properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate or other action in furtherance of any such action;

then, and in any such event, it is agreed that the entire unpaid principal balance of this Note shall, at the Holder's option, become immediately due and payable, together with interest accrued plus all costs and expenses of the collection and enforcement of this Note, including reasonable attorneys' fees, all of which shall be added to the amount due under this Note; provided, however, that upon the occurrence of any event referred to in clauses (d), (e),
(f) or (g) above, all of such amounts shall automatically become and be due and payable, without any election by the Holder and without notice or demand of any kind.

     If this Note is not paid in full upon the acceleration of the payment of the principal and interest hereunder, interest shall accrue on the outstanding principal of and interest on this Note from the date the Holder elects to accelerate such payments, or from the date such amounts automatically become due and payable, as the case may be, to and including the date of payment, at a rate equal to the lesser of 18% per annum or the maximum interest rate permitted by applicable law. Further, the Holder may proceed to enforce payment of all obligations of the Company and exercise any or all of the rights and remedies afforded to the Holder by applicable law, or otherwise. All rights and remedies afforded to the Holder pursuant to the terms hereof or by law shall be cumulative and may be exercised in any manner the Holder may determine, without limiting or restricting the Holder's rights to subsequently exercise any of its other rights and remedies.

                  6. Notices. All notices or other communications to be given pursuant to the terms hereof shall be in writing and shall be deemed sufficiently given on (i) the day on which delivered personally or by telecopy (with prompt confirmation by mail) during a business day to the appropriate location listed as the address below, (ii) three business days after the posting thereof by United States registered or certified first class mail, return receipt requested with postage and fees prepaid, or (iii) one business day after deposit thereof for overnight delivery. Such notices or other communications shall be addressed respectively:

     To the Holder:                         Franklin Electronic Publishers, Inc.
                                            One Franklin Plaza
                                            Burlington, New Jersey  08016-4907
                                            Attn: Gregory J. Winsky
                                            Fax: (609) 387-0082

     To the Company:                        Voice Powered Technology
                                              International, Inc.
                                            18425 Burbank Boulevard
                                            Suite 508
                                            Tarzana, California 91356
                                            Attn: Mitchell Rubin
                                            Fax: (818) 757-1109

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation-receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person, by Federal Express or similar receipted delivery, by facsimile or by mailing.

     7. Payments. Payments of principal and interest hereunder shall be made by check mailed to the Holder hereof at the address set forth in Section 8 hereof or at such other place as the Holder shall have notified the Company in writing at least five days before such payment is due.

     8. Non-Waiver and Other Remedies. No course of dealing or delay on the part of the Holder in exercising any right, remedy or option hereunder or otherwise shall operate as a waiver of such right, remedy or option, nor shall any single or partial exercise of any such right, remedy or option preclude any further exercise thereof.

     9. Assignment. This Note shall inure to the benefit of and be enforceable by the Holder and its successors and assigns, and shall not be assignable by the Company without the prior written consent of the Holder.

     10. Amendment. No modification, alteration or change of any of the provisions hereof shall be effective unless in writing and signed by the Company and the Holder and only to the extent set forth therein.

     11. Severability. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

     12. Headings. The paragraph headings herein are for convenience only and shall not affect the construction hereof.

     13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of law. Any action or proceedings to enforce or arising out of this Note may be commenced in any court of the State of New Jersey or in the United States District Court for the District of New Jersey.

     14. Waiver of Presentment. The Company and all endorsers hereof hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided herein, and assent to extensions of the time of payment or forbearance or other indulgence without notice.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its proper and duly authorized officer as of the date first above written.


                                      VOICE POWERED TECHNOLOGY
                                        INTERNATIONAL, INC.



                                      By:________________________
                                    Name:
                                   Title:

                                    EXHIBIT B

                         Form of New Security Agreement

                                    Exhibit B


                               SECURITY AGREEMENT



                  SECURITY AGREEMENT (this "Agreement"), dated as of May __, 1997, between VOICE POWERED TECHNOLOGY INTERNATIONAL, INC., a California corporation (the "Debtor"), and FRANKLIN ELECTRONIC PUBLISHERS, INC., a Pennsylvania corporation (the "Secured Party").


                                   WITNESSETH:

                  WHEREAS, the Secured Party and the Debtor are entering into a Purchase and Loan Agreement simultaneous with the execution of this Agreement (the "Purchase and Loan Agreement");

                  WHEREAS, pursuant to the Purchase and Loan Agreement, the Secured Party will, among other things, make a $1,200,000 loan to the Debtor and the Debtor will issue a Promissory Note (the "Note") of even date herewith to the Secured Party; and

                  WHEREAS, in order to induce the Secured Party to make the loan described in the Note and to secure the Debtor's performance and payment under the Note, the Debtor has agreed to execute this Agreement.

                  NOW THEREFORE, the parties hereto agree as follows:

                  15. Security Interest. As collateral security for the prompt and complete payment and performance when due of its obligations under the Note and the prompt performance and observance of all the covenants contained therein and in this Agreement, the Debtor hereby grants to the Secured Party a continuing security interest in and lien on all of the Debtor's right, title and interest in, to and under all of the Debtor's assets (collectively, the "Collateral"), including all accessions to the Collateral, substitutions and replacements thereof, now owned or existing and hereafter acquired, created or arising, and all products and proceeds thereof (including, without limitation, claims of the Debtor against third parties for loss or damage to or destruction of any Collateral), including, without limitation, all of the Debtor's right, title and interest in, to and under, the following:

          (a) all equipment in all of its forms, wherever located, now or hereafter existing, including, but not limited to, all fixtures and all parts thereof and all accessions thereto;

          (b) all inventory in all of its forms, wherever located, now or hereafter existing, including, but not limited to, (i) all raw materials, work in process and finished products, intended for sale or lease or to be furnished under contracts of service in the ordinary course of business, of every kind and description; (ii) goods in which the Debtor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Debtor has an interest or right as consignee); and (iii) goods which are returned to or repossessed by the Debtor, and all accessions thereto and products thereof and documents (including, without limitation, all warehouse receipts, negotiable documents, bills of lading and other title documents) therefor;

          (c) all accounts, contract rights, chattel paper, instruments, letters of credit, deposit accounts, insurance policies, general intangibles (including, without limitation, all pension reversions, tax refunds, and intellectual property) and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, letters of credit, deposit accounts, insurance policies, general intangibles or other obligations;

          (d) all original works of authorship fixed in any tangible medium of expression, all mask works fixed in a chip product, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by the Debtor, and all extensions or renewals thereof;

          (e) all letters patent, design and plant patents, utility models, industrial designs, interior certificates and statutory invention
     registrations  of  the  United  States  or  any  other  country,   and  all
     registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by the Debtor, and all reissues, continuations, continuations-in-part, term restorations or extensions thereof;

          (f) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by the Debtor, and all reissues, extensions or renewals thereof;

          (g) all other goods and personal property, whether tangible or intangible, or whether now owned or hereafter acquired and wherever located; and

          (h) all proceeds of every kind and nature, including proceeds of proceeds, of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a) through (g) of this paragraph 1) and, to the extent not otherwise included, all (i) payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) money and cash.

     16. Representations and Warranties. The Debtor hereby represents and warrants that:

          (a) Except for the security interest granted pursuant to this Agreement and as set forth on Schedule A hereto, the Debtor is the sole owner of the Collateral, having good and valid title thereto, free and clear of any and all liens and encumbrances.

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be performed by the Debtor have been duly and validly authorized by the Board of Directors of the Debtor and no other corporate proceedings on the part of the Debtor are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Debtor has all corporate power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof; and, this Agreement is the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms.

          (c) Except for filings with governmental entities needed to perfect the security interest granted to the Secured Party hereunder, no consent, approval, authorization or notification of, or declaration, filing or registration with, any governmental entity is required on behalf of or on the part of the Debtor in connection with the execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby by the Debtor. Neither the execution and delivery of this Agreement by the Debtor nor the consummation of the transactions hereby contemplated to be performed by the Debtor will (i) constitute any violation or breach of the Certificate of Incorporation or By-Laws of the Debtor, (ii) violate, or constitute a default under, or permit the termination or acceleration of the maturity of, any indebtedness for borrowed money of the Debtor, (iii) violate, or constitute a default under, or permit the termination of, any license, contract, lease or other instrument to which the Debtor is a party or by which the Debtor or any of its properties is subject or by which any of them is bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation, governmental license or permit, to which the Debtor or any of its properties is subject or by which any of them is bound.

          (d) Schedule B hereto sets forth the location(s) where the books and accounts of the Debtor are maintained and where the Collateral is used, stored or located.

          17. Covenants. The Debtor hereby covenants as follows:

          (a) The Debtor shall pay all expenses and reimburse the Secured Party for any reasonable expenditure, including reasonable attorneys' fees, including attorneys' fees incurred in any appellate or insolvency proceedings, in connection with the Secured Party's exercise of its rights and remedies herein or contained in the Note.

          (b) The Debtor shall execute and deliver, or cause to be executed and delivered, to the Secured Party those documents and agreements, including without limitation, Uniform Commercial Code financing statements, and shall take or cause to be taken those actions that the Secured Party may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the Note.

          (c) Except as set forth on Schedule A hereto, the Debtor shall not assign, convey, sell, mortgage, pledge, hypothecate, transfer, encumber or otherwise dispose of, or grant a security interest in, the Collateral or any interest therein, or enter into an agreement to do so, without the prior written consent of the Secured Party, which consent, after taking into account, among other things, the nature and adequacy of the consideration to be received in exchange for such Collateral, shall not be unreasonably withheld.

          (d) The Debtor will not change its name, identity or organizational structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC (as hereinafter defined), or any other then applicable provision of the UCC unless the Debtor shall have given the Secured Party at least 30 days' prior written notice thereof and shall have taken all action necessary or reasonably requested by the Secured Party to amend such financing statement or continuation statement so that it is not seriously misleading. Except as set forth on Schedule B hereto, the Debtor will not change its principal place of business or remove its records from such place unless the Debtor shall have given the Secured Party at least 30 days' prior written notice thereof and shall have taken such action as is necessary to cause the security interest of the Secured Party in the Collateral to continue to be perfected. The Collateral shall not be used, stored or located at any location except such locations as are specified in Schedule B hereto without the prior written consent of the Secured Party.

                  18. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral securing the Debtor's obligations under the Note and shall (a) remain in full force and effect until the payment in full of the Debtor's obligations under and pursuant to the terms of the Note, (b) be binding upon the Debtor and its successors and assigns and
(c) inure to the benefit of the Secured Party and its successors, transferees and assigns. Upon the termination of the security interest created hereby pursuant to clause (a) above, the Secured Party shall, at the Debtor's request and expense, deliver to the Debtor a release of all security interests granted by the Debtor to the Secured Party pursuant to this Agreement.

                  19. Realization upon Collateral. If the Debtor shall fail to perform any of its obligations under the Note when due (an "Event of Default"), the Secured Party shall have all of the rights of a secured party under the Uniform Commercial Code as in effect in the State of New Jersey (the "UCC"), including, without limitation, the right to sell the Collateral at public or private sale for cash or credit and on such terms as the Secured Party deems reasonable. The Secured Party shall apply the proceeds of any realization on the whole or any part of the Collateral after deducting all of its reasonable expenses and costs incurred in collection and realization (including, without limitation, reasonable counsel's fees and expenses) to the payment of the Debtor's obligations under the Note; the balance, if any, of such proceeds shall be paid to Debtor.

                  20. The Secured Party's Appointment as Attorney-in-Fact.

          (a) The Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement.

          (b) The Secured Party agrees that, except upon the occurrence and during the continuation of an Event of Default and until any necessary consents have been obtained, it will forbear from exercising the power of attorney or any rights granted to the Secured Party pursuant to this
     Section 6. The Debtor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Note is paid in full.

          (c) The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for its own gross negligence or willful misconduct.

                  21. Severability and Enforceability. If any of the provisions of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons or circumstances other than those to whom or which it is held invalid or unenforceable, shall not be affected thereby and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  22. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of law. Any action or proceedings to enforce or arising out of this Agreement may be commenced in any court of the State of New Jersey or in the United States District Court for the District of New Jersey. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  23. Notices. All notices or other communications to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given on (i) the day on which delivered personally or by telecopy (with prompt confirmation by mail) during a business day to the appropriate location listed as the address below, (ii) three business days after the posting thereof by United States registered or certified first class mail, return receipt requested with postage and fees prepaid, or (iii) one business day after deposit thereof for overnight delivery. Such notices or other communications shall be addressed respectively:

                  As to the Debtor:        Voice Powered Technology,
                                             International, Inc.
                                           18425 Burbank Boulevard
                                           Suite 508
                                           Tarzana, California 91356
                                           Attention: Mr. Mitchell Rubin -
                                                      Vice President
                                           Telecopy No.: (818) 757-1109


                  with a copy to:          Cox, Castle & Nicholson LLP
                                           2049 Century Park East, 28th Floor
                                           Los Angeles, California  90067
                                           Attention:  Samuel Gruenbaum, Esq.
                                           Telecopy No.: (310) 277-7889


         As to the Secured Party:          Franklin Electronic
                                             Publishers, Inc.
                                           One Franklin Plaza
                                           Burlington, New Jersey  08016-4907
                                           Attention:  Mr. Gregory J. Winsky -
                                                       Senior Vice President
                                           Telecopy No.: (609) 387-0082


                  with a copy to:          Rosenman & Colin LLP
                                           575 Madison Avenue
                                           New York, New York  10022
                                           Attn:  Edward H. Cohen, Esq.
                                           Telecopy No.:  (212) 940-8776

or to any other address or telecopy number which such party may have subsequently communicated to the other parties in writing.

                  24. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

                  25.   Captions.   The  captions  in  this  Agreement  are  for
convenience only, and in no way limit or amplify the provisions hereof.

               IN WITNESS WHEREOF, the undersigned have executed this document as of the date first above written.


                                                     FRANKLIN ELECTRONIC
                                                      PUBLISHERS, INC.



                                                     By:_______________________
                                      Name:
                                     Title:


                                                     VOICE POWERED TECHNOLOGY
                                                      INTERNATIONAL, INC.



                                                     By:_______________________
                                      Name:
                                     Title:

         Schedule A

                                 Permitted Liens

UCC-1 Financing Statement filed on August 20, 1996 with the Office of the Secretary of State of the State of California by VPT/KBK Acceptance Corporation.

          Schedule B

                  Location of Books and Records and Collateral



I.       Location of Books and Records

                  18425 Burbank Boulevard, Suite 506-508
                  Tarzana, California  91356


II.      Location of Inventory and other Collateral

         (a)      Service Center
                  20816 Plummer Street
                  Chatsworth, California 91311

         (b)      Warehouse - U.S.
                  Moulton Data
                  11949 Sherman Road
                  North Hollywood, California  91605

         (c)      Warehouse - Europe
                  Precision Fulfillment Services
                  Proosdijstraat 15, 6191 Ah Beek (I)
                  Postbus 1661, 6201
                  BR Maastricht, Holland